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EXHIBIT 99.1


AT THE COMPANY                                   AT THE FINANCIAL RELATIONS
BOARD
Brenda Abuaf                                     General Info: Paul Henning
Director of Shareholder Services                 Analyst Info: Pamela King
(800) 831-4826                                   Media Info: Judith Sylk-Siegel
                                                 (212) 661-8030



                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
               ANNOUNCES $35.6 MILLION BB+-RATED CMBS ACQUISITION

NEW YORK, NY- OCTOBER 11, 1999- American Mortgage Acceptance Company ("AMAC", or the "Company") (AMC/AMEX) announced today that it has acquired approximately $35,622,358 of "BB+" rated commercial mortgage-backed securities ("CMBS") subordinated certificates (the "Bonds") from a Chase Manhattan Bank-First Union National Bank Commercial Mortgage Trust (the "Trust").

The Bonds have an expected term of approximately thirteen years and are secured by 205 mortgages on 217 multifamily, retail, office and other commercial properties located primarily in New York, California, Florida and Pennsylvania.

AMAC's investment is part of its overall strategy to align itself with ARCap Investors, L.L.C. ("ARCap") and its management team that has significant experience in CMBS investment and management. ARCap is a privately held real estate finance company which is managed by an entity controlled by Apollo ARCap, L.L.C. and REMICap Investments, L.L.C. ARCap specializes in the acquisition of subordinated CMBS, and previously acquired from the Trust all of the CMBS that are subordinate to the Bonds acquired by AMAC (the "Subordinate Bonds").

Under an agreement entered into with ARCap in connection with the acquisition of the Bonds, AMAC has the right to acquire a portion of the Subordinate Bonds from ARCap and to exchange any or all of the Bonds and Subordinate Bonds for a preferred equity interest in ARCap. Furthermore, AMAC has the right to participate on the same terms with ARCap in any resecuritization by ARCap of the Chase bonds issuance. In connection with such resecuritization, ARCap has the right to cause AMAC to choose between three alternative options: (1) sell the Bonds to ARCap; (2) participate with ARCap in the resecuritization; or (3) exchange the Bonds for a preferred equity position in ARCap.

AMAC financed the purchase with $16 million of equity and $19.6 million from a repurchase facility. AMAC put in place a treasury-based hedge to protect against changes in value of the Bonds due to changes in long-term interest rates. The hedge also protects AMAC

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against potential earnings impact of changes in its financing costs due to short-term interest rate fluctuations.

Commenting on the transaction, Stuart J. Boesky, President of AMAC, said "This investment represents a key step in the execution of AMAC's new business plan approved by our investors earlier this year. This transaction, together with the previously announced multifamily venture with Fannie Mae, gives us the platform we need to achieve our earnings goals. In addition, we have established two major relationships with entities which are at the forefront of their respective businesses."

Leonard W. Cotton, Chairman of ARCap, commented "We are very pleased that AMAC has chosen to invest with ARCap. Our approaches to investment based on fundamental real estate analysis are very similar, and we look forward to including AMAC in our group of knowledgeable and experienced real estate investors who provide informed advice and guidance to ARCap in the analysis of CMBS and the CMBS market."

AMAC began operations as a finite life, closed-end mortgage REIT in March 1993. In April 1999, AMAC became an open-ended, infinite life mortgage REIT and on July 1, 1999 was listed on the AMEX for trading. AMAC's new business plan focuses primarily on three types of mortgage products: 1) origination of participating FHA insured multifamily mortgages, 2) origination of construction and permanent mortgage financing for affordable multifamily housing pursuant to a new venture with Fannie Mae, and 3) acquisition of subordinated interests in CMBS.

AMAC is managed by a three-member Board of Trustees, which has delegated daily management to Related AMI Associates, Inc., an affiliate of Related Capital Company, a nationwide fully integrated real estate financial services firm. Since 1972, Related and its affiliates have raised over $4 billion in equity from over 106,000 investors to acquire a portfolio of over 1000 properties, bonds and mortgages with a value, at cost, of approximately $9 billion.

         CERTAIN ITEMS IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE LITIGATION REFORM ACT OF 1995 AND AS SUCH MAY INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESS OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS, INCLUDING WITHOUT LIMITATION THOSE SET FORTH IN AMAC'S SOLICITATION STATEMENT DATED FEBRUARY 11, 1999. SUCH FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PRESS RELEASE. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGES IN THE COMPANY'S EXPECTATIONS WITH REGARD THERETO OR CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.




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